CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Exhibit 4.9

June 1, 2024

To each of the stockholders of

Grupo Aeroméxico, S.A.B. DE C.V. (the “Company”)

set forth on the signature pages hereto

Re: Registration Rights Agreement Modification and Waiver (the “RRA Modification and Waiver”)

Reference is made to that registration rights agreement, dated March 17, 2022, among the Company and certain of its stockholders, as amended and modified by Amendments No. 1, No. 2 and No. 3, dated June 22, 2022, December 12, 2022 and May 2, 2024, respectively, pursuant to which, among other things, the Company has granted the Holders certain rights to include their Registrable Securities in certain registration statements filed by the Company under the Securities Act (the “Agreement”). Capitalized terms used but not defined herein have the meaning given to them in the Agreement.

Each of the undersigned, who collectively hold a majority of the Registrable Securities being sold in the Company’s contemplated initial public offering (the “IPO”), hereby acknowledges and agrees that participation by the Grupo Tricio Priority Holders (as defined below) in the manner set forth herein is desirable to facilitate compliance with the foreign ownership restrictions set forth under the Mexican Foreign Investment Law (Ley de la Inversión Extranjera) and the requirements of the Mexican General Directorate of Foreign Investment (Dirección General de Inversión Extranjera) (“DGIE”) under the official communication dated March 12, 2024, provided to the Company on March 22, 2024, regarding the potential future reclassification of the Company’s equity securities, as further described under “Summary—Recent Developments—DGIE Approval” and “Description of Capital Stock—Restrictions on Neutral Investment in our Corporate Bylaws” in the registration statement on Form F-1 filed in connection with the IPO.

In furtherance of the above, the Company and each of the undersigned agree that, solely in connection with the IPO (and not in connection with any other offering, including any IPO that occurs after August 31, 2024), the priority of registration provisions in Section 2(b)(v) of the Agreement shall be, and hereby are, modified as follows:

(i)

Messrs. Eduardo Tricio, Valentín Díaz, Antonio Casio and Jorge Esteve shall be entitled to include in the registration statement for the IPO (with 100% of such shares being included in the base offering for the IPO and not the “Greenshoe”) shares in an amount equal to 1.5% of the Company’s outstanding shares (the “Grupo Tricio Shares”), without cutback unless all other shares to be included in the IPO registration statement are first cut back.

(ii)

The Threshold Holder’s priority allocation of $200 million of Registrable Securities (the “Priority Amount”) shall be included in the IPO registration statement after the Grupo Tricio Shares have been included in full, with such Priority Amount being included without cutback unless all other shares to be included in the IPO registration statement (other than the Grupo Tricio Shares) are first cut back; provided, however, that the Priority Amount shall be reduced by the Grupo Tricio Priority Amount. The “Grupo Tricio Priority Amount” shall be calculated by multiplying (A) total value of the Grupo Tricio Shares, calculated based on the price per share to the public in the IPO, by (B) the quotient of (1) $200 million and (2) the value of all shares included in the IPO (other than the “Greenshoe” shares), calculated based on the price per share to the public IPO. The Threshold Holder may allocate a portion of its Priority Amount to other parties to the Registration Rights Agreement (any such party, the “Designated Party”), after which any Designated Party may transfer a portion of its allocation in the IPO registration statement back to the Threshold Holder, in each case, if mutually agreed by the Threshold Holder and such Designated Party.

(iii)

The other shares to be included in the registration statement for the IPO, after the Grupo Tricio Shares and the Priority Amount, shall be determined pro rata among the Holders based on the number of Registrable Securities requested to be included therein by each such Holder, adjusted, if necessary, so that Catena Activos Alternativos sells no more than one million shares.

An illustration of the application of clauses (i)-(ii) for a $501.5 million IPO (excluding the “Greenshoe”), assuming a $29.50 price to the public, is set forth on Annex A hereto.

Furthermore, the Company and each of the undersigned agree that, solely in connection with the IPO (and not in connection with any other offering, including any IPO that occurs after August 31, 2024), the requirements set out in Section 3(a) of the Agreement regarding the distribution of the IPO registration statement to Holders at least fifteen Business Days prior to the anticipated filing of such registration statement and at least five Business Days prior to any amendment or supplement thereto shall be deemed waived.

This RRA Modification and Waiver and the Agreement shall be construed collectively, and each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring the Agreement shall mean and be a reference to the Agreement subject to this letter agreement, provided, however that if the provisions of this RRA Modification and Waiver conflict with any provision of the Agreement, the provisions of this RRA Modification and Waiver shall control.

If you agree with the foregoing, please countersign and return the executed copy to the Company.

Sincerely,

By:	/s/ Ernesto Gomez Pombo
Name:	Ernesto Gomez Pombo
Title:	General Counsel & Chief Legal Officer

Agreed and accepted as of

the date first written above:

[***]

By:
Name:	[***]
Title:	[***]

Agreed and accepted as of

the date first written above:

[***]

By:
Name:	[***]
Title:	[***]

[***]

By:
Name:	[***]
Title:	[***]

Annex A

Illustrative Example: Base Offering of 17MM Shares @ $29.50 Per Share = $501.5MM

[***]